StemCells, Inc. Completes Enrollment in Spinal Cord Injury Trial

Interim Data to Be Presented at Upcoming American Spinal Injury Association Conference

NEWARK, CA, April 17, 2014 (GLOBE NEWSWIRE) — StemCells, Inc. (Nasdaq:STEM) announced today that it has completed enrollment in the Company’s Phase I/II clinical trial in spinal cord injury. The multi-national, open-label, Phase I/II trial is evaluating both safety and preliminary efficacy of StemCells, Inc.’s proprietary HuCNS-SC® human neural stem cells as a treatment for chronic spinal cord injury. The trial enrolled twelve subjects with chest-level injury to the spinal cord. The trial enrolled seven patients with complete paralysis, no motor or sensory function below the point of injury, classified as complete (AIS A), according to the American Spinal Injury Association Impairment Scale, and five patients with no motor function and limited sensory function below the point of injury classified as incomplete (AIS B). Zurich study site principal investigator, Dr. Armin Curt, will present an interim update based on six month data for the first six subjects at the American Spinal Injury Association conference this coming May. Final results from this landmark study are expected to be released mid-2015.

“This is the first clinical trial evaluating stem cell transplantation in spinal cord injury to successfully complete enrollment. Successful dosing of all subjects in the trial is a major accomplishment for the field and the spinal cord injury program at StemCells, Inc.,” said Stephen Huhn, M.D., FACS, FAAP, Vice President, CNS Clinical Research at StemCells, Inc.

“I have the utmost respect for all of the brave patients, their families and caregivers who have been open to participating in this study. There is a large unmet medical need for patients suffering from spinal cord injury, and completion of all transplantations in this trial signifies an important inflection point in the pace of our development. This clinical research milestone moves us one step closer to our goal of developing a first in class therapy for this indication based on our proprietary HuCNS-SC platform technology.”

The study, initiated at the University of Zurich under Dr. Armin Curt, subsequently expanded to include two sites in Canada and also received an Investigational New Drug (IND) authorization from the U.S Food and Drug Administration (FDA).

“Having been involved with this trial from the very beginning, I have a sense that the research is now starting to accelerate and we are very pleased to have played a role in this groundbreaking trial,” said Armin Curt, MD, the principal investigator at the University of Zurich.

Steve Casha, M.D., Ph.D., FRCSC, the principal investigator at the University of Calgary, added, “We completed the surgical transplantation of the final patient yesterday and clinical studies like this one are very important to patients affected by spinal cord injury. I am very excited by the prospect of participating in the next phase of clinical research where the goal is to demonstrate efficacy in a Phase II placebo controlled clinical trial.”

About the StemCells, Inc. Spinal Cord Injury Clinical Trial

The Company’s Phase I/II clinical trial is designed to assess both safety and preliminary efficacy of HuCNS-SC cells as a treatment for chronic spinal cord injury. The Company enrolled 12 subjects with thoracic (chest-level) neurological injuries at the T2-T11 level, classified as complete or incomplete according to the American Spinal Injury Association Impairment Scale.

Each of the first three subjects suffered a complete injury prior to enrolling in the study. Twelve months after transplantation of the HuCNS-SC cells, data showed multi-segment gains in sensory function in two of the first three subjects, one of which converted from a complete to an incomplete injury. The third subject in this cohort remained stable, 12 months after transplantation.

The trial enrolled spinal cord injury patients at three centers: the University of Calgary, the University of Toronto, and University of Zurich’s Balgrist University Hospital, world-leading medical centers for spinal cord injury and rehabilitation.

All subjects who enrolled in the trial received HuCNS-SC cells through direct transplantation into the spinal cord and underwent temporary treatment with immunosuppressive drugs. Evaluations have been, and will continue to be, performed regularly throughout the post-transplant period in order to monitor and assess the safety of the HuCNS-SC cells, the surgery and the immunosuppression, as well as to measure any change in neurological function. Preliminary efficacy will be evaluated based on defined clinical endpoints, such as changes in sensation, motor function and bowel/bladder function. The Company intends to follow the effects of this intervention long-term, and each of the subjects will be invited to enroll in a separate four-year observational study after completing the Phase I/II study. In addition, the Company plans to initiate a controlled Phase II trial designed to measure efficacy in cervical spinal cord injury in 2014.

Information about the Company’s Spinal Cord Injury program can be found on the StemCells, Inc. website at:

http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders. In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company conducted a Phase I/II clinical trial in chronic spinal cord injury in Switzerland, Canada and the United States, and has reported positive interim data for the first three patients. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD) in the United States. In addition, the Company is pursuing preclinical studies in Alzheimer’s disease, with support from the California Institute for Regenerative Medicine (CIRM).  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding whether the improvements in sensory function seen in the Company’s Phase I/II clinical study of spinal cord injury will persist and whether they will prove to be clinically meaningful; the prospect for initiating a Phase II clinical study in cervical spinal cord injury; the prospect for evaluating trial patients for changes in their sensation, motor function and bowel/bladder function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to recruit the patients required to conduct its clinical trials or to obtain meaningful results; uncertainties regarding the Company’s ability to manufacture viable cells sufficient to enroll the patients planned for the Company’s Phase II studies; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT: Greg Schiffman

StemCells, Inc.

Chief Financial Officer

(510) 456-4128

Andrea Flynn

Russo Partners

(646) 942-5631